        As filed with the Securities and Exchange Commission on October 26, 2001
                                                      Registration No. 333-11598
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               TRINTECH GROUP PLC
             (Exact name of Registrant as specified in its charter)

                             ----------------------

      Republic of Ireland                               Not Applicable
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               Trintech Group PLC
                                Trintech Building
                           South County Business Park
                                  Leopardstown
                               Dublin 18, Ireland
                               011-353-1-207-4000
   (Address, including zip code, of Registrant's principal executive offices)

                             ----------------------

                   1990 Trintech Group PLC Share Option Scheme
             1997 Trintech Group PLC Share Option Scheme, as amended
     1998 Trintech Group PLC Directors and Consultants Share Option Scheme,
                                   as amended
           1999 Trintech Group PLC Employee Purchase Plan, as amended
      1999 Trintech Group PLC U.S. Employee Share Purchase Plan, as amended
                           (Full titles of the Plans)

                             ----------------------

                                  Kevin C. Shea
                                 Trintech, Inc.
                          2755 Campus Drive, Suite 220
                           San Mateo, California 94403
                                 (650) 227-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Steven V. Bernard, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                             ----------------------

Explanatory Note
----------------

     Trintech Group PLC, an Irish corporation (the "Registrant"), filed a Registration Statement on Form S-8 (Registration No. 333-11598) on February 29, 2000 (the "Initial Registration Statement") registering 10,931 shares to be issued under the 1990 Share Option Scheme. In addition, the Initial Registration Statement registered 3,700,000 shares to be issued under the 1997 Share Option Scheme (the "1997 Plan"), 600,000 shares to be issued under the 1998 Directors and Consultants Share Option Scheme (the "1998 Plan"), 350,000 shares to be issued under the 1999 Employee Share Purchase Plan (the "1999 Plan") and 350,000 shares to be issued under the 1999 U.S. Employee Share Purchase Plan (the "1999 U.S. Plan"). In July 2001, the stockholders of the Registrant approved an increase in the total number of ordinary shares of the Registrant available for issuance under the 1997 Plan, the 1998 Plan, the 1999 Plan and the 1999 U.S. Plan to 6,000,000.

     Of such 6,000,000 available shares, 350,000 shares were registered by the Initial Registration Statement for issuance under the 1999 Plan, all of which remain available for issuance under such plan. In addition, 600,000 shares were registered by the Initial Registration Statement for issuance under the 1998 Plan, 232,625 of which remain available for issuance under such plan. In addition, 350,000 shares were registered by the Initial Registration Statement for issuance under the 1999 U.S. Plan, 346,237 of which remain available for issuance under such plan. In accordance with the principles set forth in Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997 and Instruction E to the General Instructions of Form S-8, this Post-Effective Amendment No. 1 is hereby filed (i) to reallocate 250,000 of the 350,000 shares available for issuance under the 1999 Plan from such plan to the 1997 Plan (the "1999 Carried Forward Shares"), (ii) to reallocate 200,000 of the 232,625 shares available for issuance under the 1998 Plan from such plan to the 1997 Plan (the "1998 Carried Forward Shares") (iii) to reallocate 250,000 of the 346,237 shares available for issuance under the 1999 U.S. Plan from such plan to the 1997 Plan (the "1999 U.S. Carried Forward Shares") and (iv) to carry over the registration fee paid for the 1999 Carried Forward Shares, the 1998 Carried Forward Shares and the 1999 U.S. Carried Forward Shares from the Initial Registration Statement to the Registration Statement on Form S-8 for the 1997 Plan that is being filed contemporaneously with this Post-Effective Amendment No. 1.

     As noted above, contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register ordinary shares for offer or sale pursuant to the 1997 Plan, including but not limited to the 1999 Carried Forward Shares, the 1998 Carried Forward Shares and the 1999 U.S. Carried Forward Shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, California on October 26, 2001.

                               TRINTECH GROUP PLC

                               By:     /s/ John F. McGuire
                                  -----------------------------------------
                                  Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. McGuire and R. Paul Byrne and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on October 26, 2001, by the following persons in the capacities indicated.


                Signature                                           Title                                   Date
------------------------------------       ------------------------------------------------        ---------------------


     /s/ John F. McGuire                   Chief Executive Officer and Director (Principal         October 26, 2001
------------------------------------       Executive Officer)
     John F. McGuire

     /s/ R. Paul Byrne                     Chief Financial Officer (Principal Financial and        October 26, 2001
------------------------------------       Accounting Officer)
     R. Paul Byrne

     /s/ Cyril P. McGuire                  Chairman of the Board                                   October 26, 2001
------------------------------------
     Cyril P. McGuire

     /s/ Kevin C. Shea                     Chief Operating Officer and Director (Authorized        October 26, 2001
------------------------------------       Representative in the U.S.)
     Kevin C. Shea

     /s/ Edmund Jensen                     Director                                                October 26, 2001
------------------------------------
     Edmund Jensen

                                           Director
------------------------------------
     Robert M. Wadsworth

     /s/ Trevor D. Sullivan                Director                                                October 26, 2001
------------------------------------
     Trevor D. Sullivan
